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                                                                     EXHIBIT 5.1




Marlon F. Starr
(404) 815-3753




                               September 14, 1999



Board of Directors
F.N.B. Corporation
One F.N.B. Boulevard
Hermitage, Pennsylvania 16148-3363


         RE:     F.N.B. Corporation
                 Registration Statement on Form S-3
                 163,496 Shares of Common Stock


Gentlemen:

         We have acted as counsel for F.N.B. Corporation (the "Company") in connection with the proposed public offering by certain of its shareholders of shares of the Company's $2.00 par value common stock (the "Common Stock") covered by the above-described Registration Statement.

         In connection therewith, we have examined the following:

         (1) The Articles of Incorporation of the Company, as amended, certified by the Secretary of State of the State of Pennsylvania;

         (2) The Bylaws of the Company, as amended, certified as correct and complete by the Secretary of the Company;

         (3) The minutes of a meeting of the Executive Committee of the Board of Directors of the Company, certified as correct and complete by the Secretary of the Company; and

         (4) The Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the sale of up to 163,496 shares of Common Stock (the "Registration Statement").




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         Based upon such examination and upon examination of such other instruments and records as we have deemed necessary, we are of the opinion that the 163,496 shares of Common Stock covered by said Registration Statement to be sold by the selling shareholders referenced therein have been legally authorized by the Company and, when sold in accordance with the terms described in the Registration Statement, will be legally issued, fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus contained in said Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

                         Very truly yours,

                         SMITH, GAMBRELL & RUSSELL, LLP

                         /s/ Marlon F. Starr

                         Marlon F. Starr

MFS/dkw